EXHIBIT 99.1

CONSENT OF MORGAN KEEGAN & COMPANY, INC.

We hereby consent to the inclusion in this registration Statement on Form S-4 of U.S. Restaurant Properties, Inc. of our opinion letter, dated August 6, 2004, to the Board of Directors of U.S. Restaurant Properties, Inc., included as Annex E to the Joint Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

MORGAN KEEGAN & COMPANY, INC.

By:	/S/ JOHN H. GRAYSON, JR.
Executive Managing Director

Date: November 3, 2004